Exhibit 10.72







                          SECURITIES PURCHASE AGREEMENT



                                     between



                            PATIENT INFOSYSTEMS, INC.



                                       and



                                   [INVESTOR]









                          Dated as of February 24, 2004

                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of February 24, 2004, between PATIENT INFOSYSTEMS, INC., a Delaware corporation (the "Company"), and the PURCHASER named on the signature page hereto ("Purchaser").

Recitals:

1. The Company is offering to Purchaser up to _________ shares (the "Shares") of common stock of the Company, $0.01 par value per share (the "Common Stock").

2. The Company and Purchaser agree that Purchaser will purchase from the Company and the Company will issue and sell to Purchaser ________ Shares, for a purchase price of $2.00 per share, or an aggregate purchase price of $_________, (the "Purchase Price") pursuant to the terms of this Securities Purchase Agreement.

3. The Company intends to offer and sell to other parties additional shares of Common Stock in amounts not to exceed $5,000,000 in the aggregate, inclusive of the Shares to be offered and sold to Purchaser.

Agreement:

     The Company and Purchaser hereby agree as follows:

Section 1. Purchase of Company Securities. Subject to the terms and conditions of this Agreement, the Company will issue and sell to Purchaser and Purchaser will purchase from the Company the number of Shares set forth on the signature page for Purchaser at the purchase price set forth on the signature page for Purchaser.

Section 2. Closing. The closing (the "Closing") of the purchase and sale of the Shares (the "Offering") will take place at the offices of the Company, at 10:00 A.M., local time, on February 24, 2004. The Closing may take place at another time, place or earlier date as is mutually agreed upon by the Company and Purchaser. The date of the Closing is referred to as the "Closing Date." Prior to the Closing, the Company will cause its transfer agent to issue and to deliver to counsel to the Purchaser stock certificates representing the Shares purchased by Purchaser, such stock certificates to be held in escrow by counsel to the Purchaser until payment of Purchaser's Purchase Price by wire transfer of immediately available United States funds is deposited into the Company's account pursuant to the wire transfer instructions set forth on Exhibit A. The Shares will be registered in Purchaser's name or the name of the nominee of Purchaser pursuant to instructions delivered to the Company not less than two business days prior to the Closing Date, and certificates that are not delivered prior to Closing will be delivered to Purchaser within 3 business days after the Closing Date.

Section 3. Conditions to the Obligations of Purchaser at Closing. The obligation of Purchaser to purchase and pay for the Shares at Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, each of which may be waived by Purchaser:

3.1 Opinion of Counsel to the Company. Purchaser will have received from McCarter & English, LLP, securities counsel for the Company, its opinion dated the Closing Date in all material respects in the form of Exhibit B.

3.2 Representations and Warranties. The representations and warranties of the Company contained in Section 6 must be true and correct in all material respects on and as of the Closing Date except to the extent that the representations and warranties relate to an earlier date in which case the representations and warranties must be true and correct in all material respects on and as of such earlier date.

3.3 Performance of Covenants. The Company will have performed or complied in all material respects with all covenants and agreements required to be performed by it on or prior to the Closing pursuant to this Agreement.

3.4 No Injunctions; etc. No court or governmental injunction, order or decree prohibiting the purchase and sale of the Shares will be in effect. There will not be in effect any law, rule or regulation prohibiting or restricting the sale or requiring any consent or approval of any person that has not been obtained or otherwise complied with which prohibits the consummation of any of the transactions contemplated by this Agreement.

3.5 Closing Documents. The Company will have delivered to Purchaser the following:

     (a) a certificate of the Secretary of the Company, dated as of the Closing Date, certifying (i) the attached are true and complete copies of the Certificate of Incorporation and Bylaws of the Company, as in effect on the date of such certification; (ii) the attached are true and complete copies of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement as in effect on the date of such certification; and (iii) as to the incumbency and specimen signature of each officer of the Company executing this Agreement and any other document delivered by it in connection herewith (such certificate to contain a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to herein).

     (b) certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that the Company is in good standing in the State of Delaware.

3.6 Waivers and Consents. The Company will have obtained any and all consents and waivers known to the Company to be necessary for it to execute and deliver this Agreement and all related documents and agreements and to issue and deliver the Shares, and all such consents and waivers will be in full force and effect.

3.7 Satisfaction of Purchaser. All proceedings to occur in connection with the Offering are to be consummated at or prior to the Closing (other than those contemplated herein to occur after the Closing), and all documents incidental thereto shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and Purchaser and its counsel shall have received copies of all documents and information which it may have reasonably requested in connection with the transaction and of all corporate proceedings in connection therewith, in form and substance reasonably satisfactory to Purchaser and its counsel.

Section 4. Conditions to the Obligations of the Company at Closing. The obligation of the Company to issue and sell the Shares to Purchaser at Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, each of which may be waived by the Company:

4.1 Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement must be true and correct in all material respects as of the Closing Date.

4.2 No Injunctions. No court or governmental injunction, order or decree prohibiting the purchase or sale of the Shares will be in effect.

4.3 Performance of Covenants. Purchaser will have performed or complied in all material respects with all covenants and agreements required to be performed by it on or prior to the Closing pursuant to this Agreement.

Section 5. Representations, Warranties and Covenants of Purchaser. Purchaser represents and warrants to the Company that:

5.1 Accredited Investor; Investment Representations; State of Sale. Purchaser is an investment company registered under the Investment Company Act of 1940 and as such qualifies as an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares. Purchaser can bear the financial risk of an investment in the Shares. Purchaser was not formed for the purpose of making an investment in the Shares. Purchaser is acquiring the Shares for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Securities Act. Purchaser understands that the Shares have not been registered under the Act and, therefore, cannot be resold unless they are registered under the Act or unless an exemption from registration is available. Purchaser understands that a legend will be placed on the certificates evidencing the Shares that they have not been so registered and setting forth or referring to the restrictions on transferability and sale of the Shares. Purchaser agrees that the offer and sale of the Shares to Purchaser occurred in the state of New York and/or the state of Purchaser's address as set forth in the signature page hereof.

5.2 Authority, etc. Purchaser has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of Purchaser. This
     Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

5.3 Access to Information. Purchaser acknowledges that it has been afforded (i) the opportunity to ask the questions it deemed necessary of, and to receive answers from, representatives of the Company concerning the Company and the terms and conditions of the Offering; and (ii) the opportunity to request such additional information concerning the Company as the Company possesses or can acquire without unreasonable effort or expense.

5.4 No General Solicitation. Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available, or any seminar, meeting or other conference whose attendees were invited by any general solicitation or general advertising.

5.5 Additional Information. From time to time, as reasonably requested by the Company, Purchaser will promptly provide the Company with such information as necessary for the Company to comply with its obligations pursuant to applicable law in respect of the source of the funds used for the purchase of the Shares, and the ownership of the Shares, as required pursuant to applicable law.

5.6 Underwritten Public Offering. In the event the company undertakes to sell its securities in an underwritten public offering, the Purchaser shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, including in connection therewith, agreeing to be bound by any lock-up or similar agreement requested by the underwriter involved therewith.

Section 6. Representations and Warranties of the Company. The Company represents and warrants to Purchaser that as of the date hereof and the Closing Date:

6.1 Organization, Good Standing and Qualification; Subsidiaries. The Company is a corporation organized, existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own and hold its properties and to conduct its business. The Company is licensed or qualified to do business, and in good standing, in each jurisdiction in which the nature of its business requires licensing, qualification or good standing, except for any failure to be so licensed or qualified or in good standing that would not have a material adverse effect on the Company or its business, properties, results of operations, assets, condition (financial or otherwise), or on its ability to perform its obligations under this Agreement (a "Material Adverse Effect"). The Company's subsidiaries are listed on Schedule 6.1 hereto.

6.2 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 80,000,000 shares of Common Stock, $0.01 par value per share and 20,000,000 shares of Preferred Stock, $0.01 par value per share. As of January 31, 2004, (i) 4,960,354 shares of Common Stock were issued and outstanding, (ii) 940,118 shares of Preferred Stock were issued or outstanding, and (iii) 3,500,000 shares of Common Stock were reserved for issuance upon exercise of outstanding options issued or options that may be issued under the Company's Amended and Restated Stock Option Plan (the "Plan"). As of January 31, 2004, there were outstanding options under the Plan to purchase 1,527,160 shares of Common Stock. All the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of, or subject to any preemptive, subscription or other similar rights of any shareholder of the Company that are provided for in the Company's Certificate of Incorporation, its By-laws or in any agreement to which the Company is a party. Except as set forth in this Section 6.2 or in Schedule
     6.2 hereto, there are no other options, warrants or other rights, convertible debt, agreements, arrangements or commitments of any character obligating the Company to issue or sell any shares of capital stock of or other equity interests in the Company. The Company is not obligated to retire, redeem, repurchase or otherwise reacquire any of its capital stock or other securities.

6.3 Corporate Power, Authorization; Enforceability. The Company has full corporate power and authority to execute, deliver and enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors or shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares contemplated hereby and the performance of the Company's obligations hereunder has been taken. The Shares to be purchased on the Closing Date have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of all liens, adverse claims or encumbrances imposed by or through the Company (other than those imposed pursuant to this Agreement) (collectively, "Liens") and will not be subject to any preemptive rights or other similar rights of shareholders of the Company, and Purchaser will acquire good and marketable title to the Shares that are provided for in the Company's Certificate of Incorporation, its By-laws or in any agreement to which the Company is a party. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, to limitations of indemnification and contribution obligations pursuant to applicable securities laws, and to limitations of public policy. No corporate action is required by the Company under the rules of the Nasdaq Over-the-Counter Bulletin Board system with respect to the transactions contemplated by this Agreement, including without limitation, the issuance of the Shares and the inclusion thereof for trading on the Nasdaq Over-the-Counter Bulletin Board system.

6.4  Financial Statements and SEC Documents.

     (a) Included in the Company's Form 10-K for the year ended December 31, 2002 are true and complete copies of the audited balance sheet (the "Balance Sheet") of the Company as of December 31, 2001 and 2002, and the related audited statements of operations, shareholders' equity and cash flows for the years ended December 31, 2001 and 2002 (the "Audited Financial Statements"), accompanied by the report of Deloitte & Touche. The Company's Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2003, June 30, 2003 and March 31, 2003 are available to Purchaser on the Securities and Exchange Commission's (the "SEC") EDGAR System. Included in the Quarterly Reports are the requisite unaudited balance sheets of the Company and the related unaudited statements of income and statements of cash flows (the "Unaudited Financial Statements," and together with the "Audited Financial Statements," the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles (except with respect to the Unaudited Financial Statements, to the extent set forth in the notes thereto), applied consistently with the past practices of the Company (except as may be indicated in the notes thereto) and as of their respective dates, fairly present, in all material respects, the financial position of the Company and the results of its operations as of the time and for the periods indicated therein.

     (b) A copy of each report, schedule, effective registration statement and definitive proxy statement, as supplemented and amended, filed by the Company with the SEC since April 1, 2001 required to be filed on the SEC's Edgar System (as the documents may have been amended since the time of their filing, the "SEC Documents"), has also been made available to Purchaser via the access by the Purchaser to the SEC's EDGAR System. By way of such access, the Company has provided to Purchaser a true and complete copy of each SEC Document that the Company has filed since April 1, 2001. As of their respective filing dates, each SEC Document complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the SEC thereunder applicable to the SEC Document. At the time of filing of each SEC Document, the then filed SEC Documents, taken as a whole, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with then applicable accounting requirements and with the then published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles, applied consistently with the past practices of the Company, and as of their respective dates, fairly presented in all material respects the financial position of the Company and the results of its operations as of the time and for the periods indicated therein (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB and, to the extent applicable, Regulations S-B and S-X of the SEC).

6.5 No Material Adverse Changes. Except as set forth in Schedule 6.5 hereto, or elsewhere in this Agreement and the Schedules hereto, since September 30, 2003, except as disclosed in the SEC Documents filed subsequent to that date, if any, there has not been any material adverse change in the business, properties, assets, condition (financial or otherwise), prospects or operating results of the Company.

6.6 Absence of Certain Developments. Except as described in or contemplated by this Agreement including on Schedule 6.6 hereto or the SEC Documents, since December 31, 2003, through the Closing Date, the Company has not (a) issued any stock, options, bonds or other corporate securities, other than upon the exercise of options outstanding prior to December 31, 2003; (b)
     borrowed  any  amount  or  incurred  or  become  subject  to  any  material liabilities (absolute, accrued or contingent), other than current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business; (c) discharged or satisfied any lien or adverse claim or paid any material obligation or liability (absolute, accrued or contingent), other than current liabilities shown on the Balance Sheet and current liabilities incurred in the ordinary course of business; (d) declared or made any payment or distribution of cash or other property to the shareholders of the Company or purchased or redeemed any securities of the Company; (e) mortgaged, pledged or subjected to any lien or adverse claim any of its material properties or assets, except for liens for taxes not yet due and payable or otherwise in the ordinary course of business; (f) sold, assigned or transferred any of its material assets, tangible or intangible, except in the ordinary course of business; (g) suffered any damages, destruction or casualty loss, whether or not covered by insurance, affecting any of the properties or assets of the Company or any other properties or assets of the Company which could, individually or in the aggregate, have or result in a Material Adverse Effect; (k) made any material change in the nature or operations of the business of the Company; or (h) entered into any agreement or commitment to do any of the foregoing.

6.7  No Conflict; Governmental Consents.

     (a) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in the violation of any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) result in any violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or (iii) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any Lien upon any of the properties or assets of the Company, in the case of each of the above subsections, the result of which would have a Material Adverse Effect.

     (b) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority remains to be obtained or is otherwise required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation the issue and sale of the Shares, except filings as may be required to be made by the Company after the Closing with (i) the SEC, (ii) Nasdaq and (iii) state blue sky or other securities regulatory authorities.

6.8 Material Misstatements. Except for the execution and performance of this Agreement and the transactions contemplated hereby, the company has made disclosure through its filings under the currently applicable rules and regulations of the SEC, all material facts (within the meaning of the federal securities laws of the United States of America) with respect to the Company except to the extent not required to be disclosed as of the date hereof pursuant to the applicable rules and regulations of the SEC.

6.9 No General Solicitation. Neither the Company nor, to the Company's knowledge, any person acting on behalf of the Company has conducted any "general solicitation," as described in Rule 502(c) under Regulation D promulgated under the Securities Act ("Regulation D"), with respect to any of the Shares being offered hereby.

6.10 Registration Form. The Company is eligible to register the resale of the Shares by Purchaser in a secondary offering on a registration statement on Form SB-2 under the Securities Act.

6.11 No Integration. Neither the Company, nor any of its affiliates, nor, to the Company's knowledge, any person acting on their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act pursuant to the provisions of Regulation D. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties herein contained of Purchaser to the extent relevant for such determination. The issuance of the Shares to Purchaser will not be integrated with any other issuance of the Company's securities (past or current) that requires shareholder approval under the rules of Nasdaq or that would result in a violation of the Securities Act by virtue of the issuance of the Shares. The issuance of the Shares to Purchaser does not require shareholder approval, including any approval pursuant to the rules of Nasdaq that are applicable to the Company.

6.12 No Brokers. Other than as set forth on Schedule 6.12, the Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby.

6.13 Taxes. The Company has timely filed all requisite United States of America federal, state and other tax returns or extension requests for all fiscal periods in which such filings were required to be made. There are no examinations in progress or claims pending against the Company for United States of America federal, state and other taxes (including penalties and interest) for any period or periods prior to and including September 30, 2003, and no notice of any claim for taxes, whether pending or threatened, has been received. All material taxes due from the Company for any period ended before the date hereof, including interest and penalties (whether or not shown on any tax return) have been paid. The amounts shown as accruals for taxes on the Financial Statements included in the filed SEC Documents are appropriate under generally accepted accounting principles, consistently applied. The Company is not and has not during the last five years been a party to any tax sharing agreement or agreement of similar effect. The Company is not and has not during the last five years been a member of any consolidated group. The Company has not received, been denied, or applied for any private letter ruling during the last five years.

6.14 Licenses and Permits. The Company has all Permits (as defined below) required by law or governmental regulations from all applicable courts, administrative agencies or commissions or other governmental authorities or instrumentalities, whether in the United States of America (federal, state or local) or outside of the United States of America that are necessary to operate such businesses as presently conducted and all such Permits are in full force and effect, except where the failure to have any such Permits in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is not in default under, or in violation of or noncompliance with, any of such Permits, except for any such default, violation of or noncompliance which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Upon consummation of the transactions contemplated by this Agreement, each such Permit will remain in full force and effect and will not create a right of any other person to terminate or revoke, modify or condition such Permit based on such consummation. "Permit" means any permit, certificate, consent, approval, authorization, order, license, variance, franchise or other similar indicia of authority issued or granted by any court, administrative agency or commission or other governmental authority or instrumentality, whether in the United States of America (federal, state or local) or outside of the United States of America.

6.15 Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, governmental agency or authority, or self-regulatory organization or body pending or threatened against or affecting the Company or, to the Company's knowledge, any of its directors or officers in their capacities as such, the adverse result of which would have, individually or in the aggregate, a Material Adverse Effect.

6.16 Investment Company. The Company is not, and after giving effect to the transactions contemplated herein, will not be an "investment company" within the meaning of that term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

6.17 No Default or Violation. The Company is not (i) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound or (ii) in violation of any order of any court, arbitrator or governmental body, the default or violation of which, individually or in the aggregate would have a Material Adverse Effect.

6.18 Listing and Maintenance Requirements Compliance. The Company has not received any notice (written or oral) from the Nasdaq Over-the-Counter Bulletin Board to the effect that the Company is not in compliance with the continuing listing or maintenance requirements of the Nasdaq Over-the-Counter Bulletin Board. The Company's Common Stock is registered under Section 12(g) of the Exchange Act and is listed on the Nasdaq Over-the-Counter Bulletin Board. The Company is in compliance with all listing and maintenance requirements of such market, and has not taken any action designed to terminate registration of its Common Stock or delist the Common Stock from the Nasdaq Over-the-Counter Bulletin Board.

6.19 Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and know-how (including trade secrets or other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the "Intellectual Property Rights") that are necessary for use in connection with its business as presently conducted or that the failure to have would not have a Material Adverse Effect, and, to the Company's knowledge there is no existing infringement by another person or entity of any of the Intellectual Property Rights that are necessary for use in connection with the Company's business as presently conducted. To the Company's knowledge, the Company is not infringing on or in conflict with any right of any other person with respect to any Intellectual Property Rights, nor is there any claim of infringement made, or to the Company's knowledge threatened by, a third party against or involving the Company.

6.20 Environmental Matters. The Company has obtained all permits, licenses and other authorizations that are required under federal, state and local laws relating to pollution or protection of the environment, including laws related to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic material or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws"), except for any failures to obtain the permits, licenses or authorizations that would not, individually or in the aggregate, have or result in a Material Adverse Effect. The Company is in compliance with all terms and conditions of the required permits, licenses and authorizations and is also in full compliance with all other limitations, restrictions, conditions and requirements contained in the Environmental Laws or contained in any plan, order, judgment, decree or notice, except for any non-compliance which could not, individually or in the aggregate, have or result in a Material Adverse Effect. The Company is not aware of, nor has the Company received notice of, any events, conditions, circumstances, actions or plans which may interfere with or prevent continued compliance or which would give rise to any liability under any Environmental Laws, except for any liability which could not, individually or in the aggregate, have or result in a Material Adverse Effect.

6.21 No Anti-dilution. The issuance of the Shares does not constitute an anti-dilution event for any existing security holders of the Company, pursuant to which such security holders would be entitled to additional securities or a reduction in the applicable conversion price or exercise price of any securities.

6.22 No Registration Rights. Other than the rights granted in this Agreement and to other investors participating in the Offering described in the recitals to this Agreement and as described on Schedule 6.22, the Company has not granted or agreed to grant to any person any rights (including "piggy-back" registration rights) to require the Company to file a registration statement under the Securities Act with respect to any securities, or to include such securities with the Shares in any Shelf Registration Statement, except for such as have been or will be satisfied or waived.

Section 7. Covenants of the Company. The Company covenants and agrees with Purchaser, for so long as Purchaser holds Shares, the Warrant or Warrant Shares as follows:

7.1 Reporting Status. So long as the Company is subject to the reporting requirements of the Exchange Act, the Company will use its best efforts to file timely all reports required to be filed with the SEC pursuant to the Exchange Act.

7.2 Form D. The Company will file a Form D within 15 days of the Closing Date with respect to the Shares with the SEC as required under Regulation D under the Securities Act, and will provide a copy thereof to Purchaser.

7.3 Information. The Company agrees to provide the following reports to Purchaser until the earlier of (i) the date on which a Purchaser transfers, assigns or sells all of its Shares to a non-affiliate of such Purchaser, or
     (ii) the third anniversary of the Closing Date: (a) a copy of its Annual Report to Shareholders and any proxy statements and any other reports or information delivered to stockholders of the Company generally to the stockholders of the Company and (b) subject to Regulation FD and any state or federal securities laws, any information with respect to the Company, its properties, or its business or Purchaser's investment as Purchaser may reasonably request; provided, however, that the Company will not be required to provide Purchaser any material nonpublic information.

7.4 Listing and Maintenance Requirements Compliance. The Company will use its best efforts to comply in all respects with all requirements to maintain the quotation of the Company's Common Stock on the Over-the-Counter Bulletin Board quotation system.

7.5 Integration. The Company will insure that the issuance of the Shares to Purchaser will not be integrated with any other issuance of the Company's securities in the future, which requires shareholder approval under the rules of Nasdaq or which would result in a violation of the Securities Act.

7.6 Participation Right. In the event that the Company effects any private offering of its Common Stock within 12 months following the Closing, at an effective price per share of Common Stock that is less than the Purchase
     Price (after giving effect to the vesting of any rights to purchase securities upon the exercise of the Warrants and including in the calculation of the Purchase Price the average price per share paid for the Shares and the Warrant Shares that are or could be purchased upon the exercise of any Warrants that are exerciseable immediately following the sale of any such shares of Common Stock), Purchaser shall be entitled to purchase in that private offering a number of securities such that its percentage ownership of the Company represented by the Shares (and any capital stock issued in respect of the Shares as a stock dividend or stock split) after the closing of the private offering is not less than that immediately before the private offering (taking into account for that purpose only the dilution caused by the issuance of securities in such subsequent private offering). This right shall not apply to private offerings which are pursuant to a stock option, stock bonus or stock purchase plan or grant for the benefit of employees, directors and consultants, or issued for the purchase of assets or a business, [to any lender, or strategic partner,] which is approved by the Company's Board of Directors. At the request of the Company, the right of Purchaser to participate in that offering is conditioned on Purchaser entering into agreements substantially the same as those entered into by the other purchasers in that offering and Purchaser making truthful representations substantially the same as those in Sections 5.1 thorough 5.4 hereof. In connection with the right set forth in this Section 7.6, the Company shall give five (5) business days notice of the closing of the proposed private offering of Common Stock to the Purchaser, following which the Company shall be free to proceed with the private placement if the Purchaser has not notified the Company in writing of its desire to participate in the private placement by the end of such five days. The Purchaser must provide payment for its percentage participation in the private placement at the same time and in accordance with the same terms and conditions as the other investors therein.

7.7  Subsequent Issuances of Equity Securities.

     (a) If and whenever on or after the Closing Date and until December 31, 2004, the Company issues or sells, or is deemed to have issued or sold, shares of the Company's common stock, other than shares of the Company's common stock issued in connection with any Excluded Issuance (as defined in Section 7.7(b)) for a consideration per share that is less than $2.00 (the "New Per Share Purchase Price"), then immediately after such issue or sale, the Company shall issue to each Purchaser, for no consideration in addition to the Purchase Price previously paid by such Purchaser at the Closing, a number of additional shares of the Company's common stock equal to the difference between (x) the aggregate Purchase Price paid by such Purchaser at the Closing divided by the New Per Share Purchase Price and (y) the number of shares of Common Stock issued to such Purchaser in connection with the Closing.

     (b) The term "Excluded Issuance" means: (i) the issuance of the Company's common stock upon the exercise or conversion of any warrants or other rights to acquire the Company's equity securities outstanding as of the Closing Date or otherwise described in the Schedules to this Agreement; (ii) the issuance of the Company's common stock upon exercise of options issued to employees, officers, directors or consultants of the Company pursuant to the Plans or (iii) shares issued in connection with mergers, acquisitions, loan arrangements or strategic alliances.

7.8 Acquisition. If the Company is acquired through a tender offer of 50% or more of the Common Stock, merger or sale of substantially all of the assets of the Company or liquidated prior to December 31, 2004, and the price per share received by the stockholders of the Company ("Acquisition Price") is less than $3.00 per share ("Acquisition"), the Company shall issue to Purchaser a number of shares of the Company's common stock equal to (a) the difference between (i) the number of shares of Common Stock issued to Purchaser pursuant to this Agreement multiplied by $3.00 per share and (ii) the value of such shares assuming a price per share equal to the Acquisition Price; divided by (b) the Acquisition Price.

7.9 Underwritten Public Offering. In the event of any underwritten public offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

7.10 Transaction Costs. The Company will reimburse all reasonable costs up to $5,000 incurred by Purchaser to complete the purchase of the Shares, including but not limited to reasonable attorney fees.

Section 8. Survival of Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and Purchaser herein and in the certificates for the Shares delivered pursuant hereto, shall survive for a period of one year after the Closing Date and shall thereupon expire together with the associated right to indemnification pursuant to Section 10(a)(iv), unless a claim for indemnification (whether or not fixed as to liability or liquidated as to amount) shall be made with respect thereto prior to the end of such period, in which case such representation or warranty with respect to which such claim has been made, and the associated right to indemnification shall survive until such claim is satisfied, settled or dismissed.

Section 9. Registration of Common Stock.

9.1 Registrable Securities. For the purposes of this Agreement, "Registrable Securities" means (a) the Shares, (b) the Warrant Shares and (c) any shares of Common Stock issued as a distribution with respect to the Shares referred to in (a) or (b); provided that (i) any shares of Common Stock will cease to be Registrable Securities, and (ii) the Company will not be obligated to maintain the effectiveness of the Shelf Registration Statement (as defined below), and the Company's obligations under this Section 9 will cease, with respect to a holder's (a "Holder") Registrable Securities following the earlier of (x) the third anniversary of the Effective Date,
     (y) the date on which the Company  delivers an opinion of its counsel  that
     (1) the Holder may sell in a single transaction all Registrable Securities then held or issuable to the Holder on a registered securities exchange or Nasdaq market (which may be the Nasdaq Over-the-Counter Bulletin Board or such other market that may succeed the Nasdaq Over-the-Counter Bulletin Board) under an applicable exemption from the registration requirements of the Securities Act (pursuant to Rule 144 under the Securities Act or otherwise) (which opinion may assume no other sales by Purchaser of securities of the Company or derivative securities of such securities, other than Registrable Securities) and (2) all transfer restrictions and restrictive legends with respect to the Registrable Securities will be removed upon the consummation of the sale, or (z) Purchaser no longer owns the Shares or Warrant Shares. The period of time during which the Company is required to keep the Shelf Registration Statement effective is referred to as the "Registration Period."

9.2  Registration.

     (a) The Company will as soon as practicable following the Closing Date, but not later than sixty (60) days after the Closing Date (the "Filing Deadline"), file with the SEC a shelf registration statement on Form S-B2 or successor form or another form selected by the Company that is available to it under the Securities Act (the "Shelf Registration Statement") with respect to the Registrable Securities beneficially owned by Purchaser following the Closing. The company will use its best efforts to have the registration statement declared effective as soon thereafter as practicable. The Shelf Registration Statement shall contain the Plan of Distribution in substantially the form attached hereto as Exhibit C.

     (b) The Company may not suspend the use of the prospectus forming a part of the Shelf Registration Statement after it is declared effective for more than 60 days in any 12-month period during the Registration Period, pursuant to Section 9.6(a) (excluding any period for which the Shelf Registration Statement is not effective between the time an amendment has been filed to the registration statement and the time the amendment has been declared effective by the SEC or state securities regulatory body and assuming the Company is acting in good faith to obtain the effectiveness of that amendment), other than due to any action by the Holder (or failure to act by the Holder).

9.3 Registration Procedures. In connection with the registration of any Registrable Securities under the Securities Act as provided in this Section 9, the Company will use its reasonable best efforts:

     (a) To provide Purchaser with a copy of the SB-2 filing at least three days prior to the filing of such SB-2 with the SEC;

     (b) To cause the Shelf Registration Statement (and any other related registrations, qualifications or compliances as may be reasonably requested and as would permit or facilitate the sale and distribution of all Registrable Securities until the distribution thereof is complete) to become effective as soon as practicable following the filing thereof;

     (c) To prepare and file with the SEC the amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith and take all other actions as may be necessary to keep the Shelf Registration Statement continuously effective until the disposition of all securities in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in the Shelf Registration Statement will be completed, and to comply with the provisions of the Securities Act (to the extent applicable to the Company) with respect to the dispositions;

     (d) To furnish to each Holder of Registrable Securities a reasonable number of copies of the Shelf Registration Statement and of each amendment and supplement thereto, a number of copies of the prospectus included in the Shelf Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and the other documents (including exhibits to any of the foregoing), as the Holder may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by Holder;

     (e) To use its best efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement under blue sky laws of the various states as any Holder reasonably requests (and in which such registration or qualification shall be possible), and do any and all other acts and things that may be reasonably necessary or advisable to enable a Holder to consummate the disposition in those states, except that the Company will not be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 9.3(d) be obligated to be qualified, to subject itself to taxation in any jurisdiction, or to consent to general service of process in any jurisdiction;

     (f) To provide a transfer agent and registrar for the Registrable Securities covered by the Shelf Registration Statement not later than the effective date of the Shelf Registration Statement;

     (g) To notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Shelf Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, at the request of any Holder, the Company will promptly prepare a supplement or amendment to the prospectus so that, as thereafter delivered to the purchasers of Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

     (h) To cause all Registrable Securities to be listed on each securities exchange, quotation system, or Nasdaq Over-the-Counter Bulletin Board on which similar securities issued by the Company are then listed;

     (i) To enter into customary agreements (including, in the event the Holders elect to engage an underwriter in connection with the Shelf Registration Statement, an underwriting agreement containing customary terms and conditions) and take all other actions as reasonably required in order to expedite or facilitate the disposition of Registrable Securities; provided, however, that, except as provided in
          Section 9.4 hereof, the Company will not be liable for any expenses, including any underwriter's fees, commissions and discounts or counsel fees (other than its own counsel) with respect to the sale of Registrable Securities;

     (j) With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that at any time permit the sale of the Registrable Securities to the public without registration:

          (i) to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; (ii) to file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

          (iii)so long as a Holder owns any unregistered Registrable Securities, to furnish to the Holder upon any reasonable request a written statement by the Company as to its compliance with the public information requirements of Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual and quarterly report of the Company, and the other SEC reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any Registrable Securities without registration (excluding any reports or documents of the Company that the Company, in its sole discretion, deems confidential).

     (k) To make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

9.4 Registration and Selling Expenses. All expenses incurred by the Company in connection with the Company's performance of or compliance with this
     Section 9, including (i) all SEC registration and filing fees, (ii) reasonable blue sky fees and expenses, (iii) all necessary printing and duplicating expenses, and (iv) all fees and disbursements of counsel and accountants retained on behalf of the Company (collectively, the "Registration Expenses"), will be paid by the Company. Each Holder may, at its election, retain its own counsel and other representatives and advisors as it chooses at its own expense.

9.5 No Delay. No Holder will have a right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 9.2 hereof as a result of any dispute, controversy or other matter that may arise with respect to the interpretation or implementation of this Agreement.

9.6  Certain Obligations of Holders.

     (a) The Company may voluntarily suspend the effectiveness of the Shelf Registration Statement for a limited time, which in no event shall be longer than 30 days with respect to any single event or more than 60 consecutive or non-consecutive days in any 12-month period, if the Company has been advised in writing by either counsel or underwriters to the Company that the offering of the Registrable Securities pursuant to the Shelf Registration Statement would materially adversely affect or would be impermissible in the view of (or impermissible without disclosure in a prospectus), a proposed material financing, acquisition, merger, reorganization or other similar transaction involving the Company or the occurrence of any event with respect to which the disclosure to the public might be material in light of the sale pursuant to a prospectus but with respect to which disclosure has not yet been made by the Company.

     (b) As a condition to the inclusion of its Registrable Securities, each Holder will furnish to the Company the information regarding the Holder and the intended method of distribution of the securities as the Company may from time to time request or as will be required in connection with any registration, qualification or compliance referred to in this Section 9. Each Holder promptly will furnish to the Company all information required to be disclosed in order to make the information previously furnished by it to the Company not materially misleading.

     (c) Each Holder hereby covenants to the Company not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied and, if Registrable Securities are to be sold by any method or in any transaction other than as set forth in the Plan of Distribution in the prospectus included in the Shelf Registration Statement, to deliver to the Company an opinion of counsel to the Holder of such Registrable Securities to the effect that the sale may be effected in accordance with the Securities Act.

     (d) The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 9.2 may be assigned in whole or in part by a Holder prior to the effective date of the Registration Statement relating to the Registrable Securities, provided, that: (i) the Company is furnished with an opinion of counsel to the Holder of such Registrable Securities to the effect that the transfer may be effected in accordance with the Securities Act; (ii) the transfer involves not less than the lesser of all of the Holder's Registrable Securities or 25,000 shares of Common Stock (as adjusted for stock splits, stock dividends, and stock combinations);
          (iii) the Holder gives prior written notice to the Company; and (iv) the transferee agrees to comply with the terms and provisions of this Agreement in a written instrument satisfactory in form and substance to the Company and its counsel.

     (e) No provision of this Section 9 may be waived by a particular affected Holder (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended without the written consent of that affected Holder.

9.7 Transfer of Shares. Purchaser may transfer all or any part of its Shares to any person under common management with Purchaser, and the Company will effect such transfer of restricted certificates and will promptly amend the prospectus forming a part of the Shelf Registration Statement to add the transferee to the selling shareholders in the Shelf Registration Statement; provided, however, that the Company shall not be subject to any penalties by virtue of the inability of the Purchaser to sell securities pursuant to the Registration Statement during any period of pendancy of the effectiveness of any such amendment.

Section 10. Indemnification.

(a) The Company will indemnify, to the extent permitted by law, each Holder of Registrable Securities and each director, officer or controlling person of each Holder within the meaning of Section 15 of the Securities Act against all losses, claims, damages, liabilities and expenses, (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement or alleged untrue statement of a material fact contained in, or information incorporated by reference into, any registration statement or prospectus (or any amendment or supplement thereto) or any preliminary prospectus prepared in connection with the registration contemplated by Section 9, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which any statements are made, (iii) any failure by the Company to fulfill and perform any material agreement, covenant or undertaking herein (except to the extent another remedy is specifically provided for herein as the exclusive remedy), or (iv) any failure or breach of the representations and warranties of the Company set forth in Section 6 to be accurate as of the date hereof and as of the Closing Date, and will promptly reimburse each Holder and each director, officer or controlling person of each Holder for reasonable legal (no more than one legal counsel in the aggregate) and other expenses incurred in connection with investigating or defending any claim, loss, damage, liability or action relating to (i) or (ii) above as incurred; provided however, that the Company will not be ---------------- liable in any such case to the extent that any such loss, claim, damage, liability or action arises directly out of or is based upon an untrue statement or alleged untrue statement or by any omission or alleged omission made in such registration statement or prospectus made in reliance upon and in conformity with written information furnished by any Holder specifically for use in the preparation of the registration statement or prospectus, provided further, ------------------ however, that the Company will not be liable in any such case to the extent that any such loss, ------- claim, damage, liability or action arises directly out of or is based primarily upon an untrue statement or omission made in any preliminary prospectus or final prospectus if (i) such Holder failed to send or deliver a copy of the final prospectus or prospectus supplement with or prior to the delivery of written confirmation of the sale of the Shares, and (ii) the final prospectus or prospectus supplement would have corrected such untrue statement or omission. The indemnification obligation of the Company with respect to clauses (iii) and (iv) above, will survive for a period ending on the [second] anniversary of the Closing Date, unless a claim for indemnification (whether or not fixed as to liability or liquidated as to amount) is made with respect hereto prior to the end of such period, in which case the right to indemnification as to such claim shall survive until such claim is satisfied, settled or dismissed.

(b) In connection with the Shelf Registration Statement in which a Holder of Registrable Securities is participating, each Holder will furnish to the Company in writing the information as is reasonably requested by the Company for use in the Shelf Registration Statement or prospectus and will severally, but not jointly, indemnify, to the extent permitted by law, the Company, its directors and officers and each person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Shelf Registration Statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent the losses, claims, damages, liabilities or expenses are caused by an untrue statement or alleged untrue statement or by an omission or alleged omission made in reliance upon and in conformity with the written information specifically furnished by the Holder to the Company for use in connection with the preparation of the Shelf Registration Statement or prospectus; provided --------- however, that the indemnity will not apply to the extent that the loss, claim, damage, ------- liability or expense arises out of or is based solely upon a violation of this Agreement by the Company. If the offering pursuant to any registration is made through underwriters, each Holder agrees to enter into an underwriting agreement in customary form with the underwriters and to indemnify the underwriters, their officers and directors, if any, and each person or entity who controls the underwriters within the meaning of the Securities Act to the same extent as hereinabove provided with respect to indemnification by the Holder. Notwithstanding the foregoing or any other provision of this Agreement, in no event will a Holder of Registrable Securities be liable for any losses, claims, damages, liabilities or expenses in excess of the net proceeds received by such Holder upon the disposition of Registrable Securities pursuant to the registration statement giving rise to such claim.

(c) Promptly after receipt by an indemnified party under Section 10(a) or (b) of notice of any claim as to which indemnity may be sought, including the commencement of any action or proceeding, the indemnified party will, if a claim in respect thereof may be made against the indemnifying party under this Section, promptly notify the indemnifying party in writing of the commencement thereof; provided that the failure of the indemnified party to so notify the indemnifying party will not relieve the indemnifying party from its obligations under this Section except to the extent that the indemnifying party is adversely affected by the failure. In case any action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party and its counsel will conduct the defense of any action with counsel approved by the indemnified party (which approval will not be unreasonably withheld or delayed) although the indemnified party will be entitled to participate therein at the indemnified party's expense, and after notice from the indemnifying party to the indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to the indemnified party under that Section for any legal or any other expenses subsequently incurred by the indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless incurred at the written request of the indemnifying party. Notwithstanding the above, the indemnified party will have the right to employ counsel of its own choice in any action or proceeding (and be reimbursed by the indemnifying party for the reasonable fees and expenses of the counsel and other reasonable costs of the defense) if representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests or conflicts between the indemnified party and any other party represented by the counsel in the action or proceeding or counsel to the indemnified party is of the opinion that it would not be desirable for the same counsel to represent both the indemnifying party and the indemnified party because the representation might result in a conflict of interest; provided, however, -------- ------- that the indemnifying party will not in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against the action or proceeding. An indemnifying party will not be liable to any indemnified party for any settlement or entry of judgment concerning any action or proceeding effected without the consent of the indemnifying party.

(d) If the indemnification provided for in Section 10(a) or (b) is held by a court of competent jurisdiction to be unavailable under applicable law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying the indemnified party, will contribute to the amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities in the proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in the losses, claims, damages, or liabilities, as well as any other relevant equitable considerations including the relative benefits to the parties. The relative fault of the Company on the one hand and of the indemnified party on the other will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above will be deemed to include, subject to the limitations set forth in Section 10(c), any legal or other fees or expenses reasonably incurred by the party in connection with investigating or defending any action or claim. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity that is not guilty of fraudulent misrepresentation.

Section 11. Miscellaneous.

11.1 Notices. Any notice or other communication given hereunder will be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, overnight delivery against written receipt therefor or delivered by hand against written receipt therefor, or sent by confirmed facsimile, addressed to:

                  If to the Company:

                           Patient Infosystems, Inc.
                           46 Prince Street
                           Rochester, NY 14607
                           Attn:    Kent Tapper
                           Facsimile:  (585) 244-1367

                  With a copy to:

                           McCarter & English, LLP
                           Four Gateway Center
                           100 Mulberry Street
                           Newark, New Jersey 07102-4056
                           Attn:    Jeffrey A. Baumel
                           Facsimile:  (973) 297-3814

                  If to Purchaser:

                    To the name and address or facsimile number of Purchaser on the signature page hereto.

     Notices will be deemed to have been given or delivered on the date of mailing, except notices of change of address, which will be deemed to have been given or delivered when received.

11.2 Successors and Assigns. Subject to Section 9.6(d), this Agreement will be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

11.3 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Subject to Section 9.6(e), this Agreement may be amended with respect to Purchaser only by mutual written agreement of the Company and Purchaser.

11.4 Governing Law. The terms and provisions hereof will be construed in accordance with and governed by the laws of the State of Delaware without regard to that State's conflicts of law principles.

11.5 Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction will not affect any other provision of this Agreement, which will remain in full force and effect. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the provision will be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof will nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions will be deemed dependent upon any other covenant or provision unless so expressed herein.

11.6 No Waiver. A waiver by either party of a breach of any provision of this Agreement will not operate, or be construed, as a waiver of any subsequent breach by that same party.

11.7 Further Assurances. The parties agree to execute and deliver all further documents, agreements and instruments and take further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement. Any documentary, stamp tax or similar issuance or transfer taxes due as a result of the conveyance, transfer or sale of the Shares by the Company to any of the Purchasers (or any of their permitted transferees), pursuant to this Agreement will be borne by the Company.

11.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will together constitute the same instrument.

11.9 No Third Party Beneficiaries. Nothing in this Agreement creates in any person not a party to this Agreement any legal or equitable right, remedy or claim under this Agreement, and this Agreement is for the exclusive benefit of the parties hereto. The parties expressly recognize that this Agreement is not intended to create a partnership, joint venture or other similar arrangement between any of the parties or their respective affiliates.

11.10Publicity Restrictions. No press release or other public disclosure relating to the transactions contemplated by this Agreement may be issued or made by or on behalf of any party without prior consultation with the other parties, except as required by applicable law, court process or Nasdaq or other stock exchange rules, in which case Purchaser required to make the disclosure will allow the Company reasonable time (to the extent practicable) to comment thereon in advance of the issuance. The Company may issue an initial press release relating to the transactions contemplated by this Agreement, but shall not identify Purchaser in such press release unless the disclosure of the Purchaser's identity would otherwise be required in any filing with the SEC by the Company or the Purchaser either at the time of the proposed press release or within 60 days thereafter. The parties acknowledge that neither party has rendered advice to the other regarding tax structure or tax consequences in connection with the transactions contemplated by this Agreement. The parties acknowledge that the Company may file a copy of this Agreement with the SEC as an exhibit to its filings.

11.11Force Majeure. No party shall be liable for any delay or failure of performance due to a "Force Majeure Event". For purposes of this Agreement a Force Majeure Event is an event beyond the reasonable control of a party, including unexpected and extreme forces of nature, a banking moratorium due to governmental order, acts of war or terror, or acts of a governmental body beyond the reasonable control of the party.





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


     IN WITNESS WHEREOF, the undersigned have duly executed this Securities Purchase Agreement as of the date first above written.

                      PATIENT INFOSYSTEMS, INC.


                      By:  __________________________________
                           Roger Chaufournier
                           Title:  President and Chief Executive Officer

                      [INVESTOR]


                      By:  __________________________________
                           Name:
                           Title:

                      Number of Shares Purchased:

                      Purchase Price:  $2.00

                      Purchaser's Address:






                      Purchaser's Tax Identification Number:



                      Shares purchased to be
                      registered as follows: